Exhibit 3.1
MICHIGAN DEPARTMENT OF LABOR ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES CT CORPORATION SYSTEM 208 SOUTH LASALLE STREET, SUITE 814 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF ORGANIZATION FOR USE BY LIMITED PURSUANT TO THE PROVISIONS OF ACT 23, PUBLIC ACTS OF 1993 THIS CERTIFICATE IS HEREBY SIGNED AS REQUIRED BY SECTION 103 OF THE